Exhibit 99.1

LIXTE BIOTECHNOLOGY HOLDINGS, INC. ANNOUNCES THE APPOINTMENT OF REGINA BROWN TO ITS BOARD OF DIRECTORS

EAST SETAUKET, NY — (May 12, 2021) — Lixte Biotechnology Holdings, Inc. (Nasdaq: LIXT) today announced the appointment of Regina Brown, CPA to its board of directors. She will serve as an independent director and audit committee chair.

Dr. John S. Kovach, Founder and CEO of Lixte, said “We are pleased to welcome Regina to our board of directors. We look forward to benefiting from her decades of experience in public accounting. As our company expands, her expertise in compliance, taxation and internal control implementation is a valuable addition to our board of directors.”

Ms. Brown began her accounting practice over 30 years ago. Currently, her practice has a wide range of clients, varying in size, industry, and geographic locations. They include large national corporations listed on the New York Stock Exchange, as well as smaller regional businesses. Other clients consist of professionals, wholesalers, and high net worth individuals. Many of her clients have international and cross-border operations.

As a consequence of her depth of experience, she regularly assists other professionals with their clients’ issues and performs tax research and analysis in connection with litigation and other matters including tax and accounting with respect to mergers and acquisitions and implementation of internal controls. In addition, international tax matters and compliance have become a significant part of her practice. She is a member in good standing of California Society of CPAs and the American Institute of Certified Public Accountants.

About Lixte Biotechnology Holdings, Inc.

Lixte Biotechnology Holdings, Inc. (Nasdaq:LIXT) is a clinical-stage pharmaceutical company dedicated to discovering drugs for more effective treatments for many forms of cancer and other serious common diseases. A major driver of cancer is defects in the switches that turn the biochemical pathways in cells on and off. Most cancer research over the past 30 years has focused on the “on” switches because the “off” switches, especially the master “off” switch protein phosphatase (PP2A), were believed to cause intolerable toxicity in patients. Lixte has achieved a breakthrough with its novel, first-in-class lead compound, PP2A inhibitor LB-100, by demonstrating that it is readily tolerated in cancer patients at doses associated with anti-cancer activity. This innovative approach encourages cancer cells, damaged by chemo or other cancer therapies, to continue to replicate before repairing the damage, leading to the more efficient death and elimination of those cells from the body. Lixte has partnered with top medical institutions and leading academic research centers to advance the clinical development of its compounds. The LB-100 compound, of which there are no competitors known to Lixte, is being tested in three clinical cancer treatment studies with others in planning. lixte.com

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the Company’s filings with the United States Securities and Exchange Commission at sec.gov/edgar.shtml.

LixteContact:
info@lixte.com

General Phone: (631) 830-7092

Investor Phone: (888) 289-5533